Exhibit 99.1


FOR IMMEDIATE RELEASE                              Contact:  David M. Findlay
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (574) 267-9197

                    LAKELAND FINANCIAL CORPORATION REPORTS
                            RECORD 2003 PERFORMANCE


     Warsaw, Indiana (January 15, 2004) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record net income of $13.9 million for the year ended December 31, 2003, an increase of 12.1% versus $12.4 million for 2002. Diluted net income per common share for the year ended December 31, 2003 was $2.31 versus $2.08 for 2002, an increase of 11.1%.

     The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.19 per share, payable on January 26, 2004 to shareholders of record on January 10, 2004. The quarterly dividend represents a 12% increase over the quarterly dividend of $0.17 paid in 2002.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented on the results, "2003 represents the 16th consecutive year of record earnings for Lakeland Financial Corporation. Our ongoing earnings performance is further evidenced by the consistency of an 11.9% compound annual growth rate in net income over the past five years. Earnings have been driven by an 11.4% compound annual growth rate in average loans and supported by a 9.7% compound annual growth rate in non-interest income. We believe that we have effectively managed noninterest expense over the same time period, recording a compound annual growth rate of 7.0%. This earnings performance has resulted entirely from internal growth in our existing Northern Indiana markets."

     Kubacki continued, "We are equally gratified in the improvement in asset quality during 2003 as we concluded 2003 with total nonperforming assets of $4.3 million, or 0.50% of total loans versus $7.7 million, or 0.94% of total loans, at the end of 2002."

     Net income was $3.0 million in the fourth quarter of 2003, versus $3.3 million for the comparable period in 2002, a decrease of 9.7%. Diluted net income per share for the fourth quarter of 2003 was $0.50 versus $0.57 in the comparable period of 2002. During the fourth quarter of 2003 the Company completed the issuance of $30 million in floating rate trust preferred securities and used part of the proceeds to redeem $20 million in existing fixed rate trust preferred securities. The redemption of the fixed rate securities resulted in a loss on extinguishment of $804,000, or $478,000 on a tax-effected basis. Excluding the impact of the loss on extinguishment, net income for the fourth quarter would have been $3.5 million, or diluted net income per share of $0.58 per share. For the twelve months ended December 31, 2003, net income excluding the impact of the loss on extinguishment would have been $14.3 million, or diluted net income per share of $2.39.

     Although excluding this impact is a non-GAAP measure, management believes that it is important to provide such information due to the non-recurring nature of the trust preferred redemption and the ability it provides to more accurately compare the results of the periods presented. Additionally, management uses this information in evaluating the results of the operations of the company for the fourth quarter and the twelve months ended December 31, 2003.

     Kubacki commented on the financing activity, "We took advantage of market conditions to replace our existing 9.00% fixed rate trust preferred securities with a variable rate instrument that more appropriately fits our balance sheet structure and should provide the Company with a considerably lower interest cost in 2004. In addition, with the growth in our balance sheet, we further strengthened our regulatory capital position with the increased amount of securities."

     Kubacki further commented, "Despite the decline in our net interest margin, which decreased from 4.02% in 2002 to 3.82% in 2003, we were able to post great earnings growth for the year. With general interest rates remaining close to historical lows, it has become critical to our performance to focus our resources on growth in noninterest income and tight management of our expense environment. We succeeded on both fronts in 2003."

     "Noninterest income for 2003 increased 24.0% to $18.4 million versus $14.9 million in 2002, driven by mortgage sales gains of $3.0 million, an increase of $1.1 million versus 2002. Also adding to the strong increase in noninterest income was a $2.0 million increase in other income, which grew from $3.7 million in 2002 to $5.7 million for the comparable period in 2003. The drivers of this growth were the implementation of an insurance investment program, income due to a reduction in the valuation allowance related to accounting for mortgage servicing rights, increased lease income and gains on securities sales. On December 1, 2003, we completed our acquisition of the Fort Wayne trust operations of Indiana Capital Management and look forward to the revenue opportunities and business synergies that this acquisition will create in the Fort Wayne market," added Kubacki.

     Average loans for the year ended December 31, 2003 increased by 9.9% to $847.6 million versus $770.9 million during 2002. Total loans as of December 31, 2003 were $870.9 million versus $822.7 million as of December 31, 2002 and $847.7 million as of September 30, 2003. Lakeland Financial's allowance for loan losses as of December 31, 2003 was $10.2 million, or 1.18% of gross loans, compared to $9.5 million, or 1.16% of gross loans, as of December 31, 2002 and $10.1 million, or 1.19% of gross loans as of September 30, 2003. Non-performing assets totaled $4.3 million as of December 31, 2003 versus $7.7 million on December 31, 2002 and $6.2 million as of September 30, 2003. On a linked quarter basis, total nonperforming assets declined by approximately $1.8 million from the end of the third quarter of 2003 to the end of the fourth quarter. The ratio of non-performing assets to loans was 0.50% on December 31, 2003 compared to 0.94% at December 31, 2002 and 0.73% at September 30, 2003.

     Kubacki commented, "Average loans during the fourth quarter of 2003 were $860.3 million versus $853.4 million in the third quarter of 2003, an increase of approximately 1%. Net loan growth in the quarter continued to be challenging as our markets experience a slow economic rebound. Notwithstanding the moderate loan growth during the last half of 2003, we are beginning to recognize some improvement in our loan demand as we enter 2004."

     Net charge offs totaled $320,000 in the quarter versus $315,000 in the fourth quarter of 2002 and $102,000 during the third quarter of 2003. Net charge offs totaled $1.6 million during the year ended December 31, 2003 versus $1.5 million during the year ended December 31, 2002. For the year ended December 31, 2003, net charge offs were 0.18% of average loans versus 0.19% in 2002.

     For the twelve months ended December 31, 2003, Lakeland Financial's average equity to average assets ratio was 7.05% versus 6.89% for 2002 and 7.01% for the third quarter of 2003. Average stockholders' equity for the year ended December 31, 2003 was $87.3 million versus $79.1 million for the comparable period in 2002. Average total deposits for the year ended December 31, 2003 were $969.7 million versus $863.7 million for the comparable period in 2002.

     Lakeland Financial Corporation is a $1.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 42 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include Stifel Nicolaus & Company, Howe Barnes Investments, Inc., Raymond James & Associates, Inc., McDonald Investments, Inc., First Tennessee Capital Markets and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.



                                                    LAKELAND FINANCIAL CORPORATION
                                               FOURTH QUARTER 2003 FINANCIAL HIGHLIGHTS
                                  (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                    3 Months Ended                       12 Months Ended
                                                                      December 31                         December 31
                                                                  2003             2002              2003              2002
                                                               -----------      ------------     -------------     -------------
END OF PERIOD BALANCES
  Assets                                                    $   1,271,414    $    1,249,060   $     1,271,414  $      1,249,060
  Deposits                                                        926,391           913,325           926,391           913,325
  Loans                                                           870,882           822,676           870,882           822,676
  Allowance for Loan Losses                                        10,234             9,533            10,234             9,533
  Common Stockholders' Equity                                      90,022            83,880            90,022            83,880

AVERAGE BALANCES
Assets
  Total Assets                                              $   1,260,792    $    1,201,460   $     1,239,089  $      1,148,750
  Earning Assets                                                1,153,994         1,107,160         1,136,732         1,062,008
  Investments                                                     271,815           274,270           271,161           274,155
  Loans                                                           860,265           805,075           847,554           770,898
Liabilities and Stockholders' Equity
  Total Deposits                                                  993,267           916,181           969,709           863,697
  Interest Bearing Deposits                                       805,586           754,130           795,993           713,472
  Interest Bearing Liabilities                                    975,773           942,456           967,995           906,377
  Common Stockholders' Equity                                      88,973            82,623            87,310            79,080

INCOME STATEMENT DATA
  Net Interest Income                                       $      10,500    $       10,288   $        42,199  $         41,777
  Net Interest Income-Fully Tax Equivalent                         10,836            10,519            43,373            42,690
  Provision for Loan Loss                                             490               766             2,254             3,056
  Noninterest Income                                                4,621             4,281            18,427            14,863
  Noninterest Expense                                              10,345             8,717            37,679            34,698
  Net Income                                                        3,010             3,332            13,865            12,366

PER SHARE DATA
  Basic Net Income Per Common Share                         $        0.52    $         0.57   $          2.38  $           2.13
  Diluted Net Income Per Common Share                                0.50              0.57              2.31              2.08
  Cash Dividends Per Common Share                                    0.19              0.17              0.76              0.68
  Book Value Per Common Share (equity per share issued)             15.43             14.54             15.43             14.54
  Market Value - High                                               37.47             25.00             37.47             29.76
  Market Value - Low                                                33.51             22.22             23.00             17.26
  Basic Weighted Average Common Shares Outstanding              5,829,072         5,813,984         5,819,916         5,813,984
  Diluted Weighted Average Common Shares Outstanding            6,046,778         5,954,589         6,001,449         5,958,386

KEY RATIOS
  Return on Average Assets                                           0.95 %            1.10 %            1.12 %            1.08 %
  Return on Average Common Stockholders' Equity                     13.42             16.03             15.88             15.64
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                      68.41             59.81             62.10             61.24
  Average Equity to Average Assets                                   7.06              6.88              7.05              6.88
  Net Interest Margin                                                3.73              3.77              3.82              4.02
  Net Charge Offs to Average Loans                                   0.15              0.16              0.18              0.19
  Loan Loss Reserve to Loans                                         1.18              1.16              1.18              1.16
  Nonperforming Assets to Loans                                      0.50              0.94              0.50              0.94
  Tier 1 Leverage                                                    8.61              7.89              8.61              7.89
  Tier 1 Risk-Based Capital                                         10.87             10.06             10.87             10.06
  Total Capital                                                     11.92             11.08             11.92             11.10

ASSET QUALITY
  Loans Past Due 90 Days or More                            $       3,191    $        3,387   $         3,191  $          3,387
  Non-accrual Loans                                                   553             4,216               553             4,216
  Net Charge Offs                                                     320               315             1,553             1,469
  Other Real Estate Owned                                             557                44               557                44
  Other Nonperforming Assets                                           27                94                27                94
  Total Nonperforming Assets                                        4,328             7,741             4,328             7,741

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                   As of December 31, 2003 and December 31, 2002
                                                  (in thousands)

                                                                                    December 31,   December 31,
                                                                                        2003           2002
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     52,297   $     74,149
  Short-term investments                                                                   5,144         13,000
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      57,441         87,149
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         17,280         17,284
  Mortgage-backed securities                                                             211,142        222,036
  State and municipal securities                                                          52,945         34,785
                                                                                     ------------    -----------
       Total securities available-for-sale                                               281,367        274,105

Real estate mortgages held-for-sale                                                        3,431         10,395
Loans:
  Total loans                                                                            870,882        822,676
  Less: Allowance for loan losses                                                         10,234          9,533
                                                                                    ------------   ------------
     Net loans                                                                           860,648        813,143
Land, premises and equipment, net                                                         26,157         24,768
Accrued income receivable                                                                  5,010          4,999
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,460          1,042
Other assets                                                                              30,930         28,489
                                                                                    ------------   ------------
     Total assets                                                                   $  1,271,414   $  1,249,060
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    185,734   $    192,787
  Interest bearing deposits                                                              740,657        720,538
                                                                                    ------------   ------------
     Total deposits                                                                      926,391        913,325
Short-term borrowings:
  Federal funds purchased                                                                 24,000         30,000
  Securities sold under agreements
    to repurchase                                                                        102,601        124,968
  U.S. Treasury demand notes                                                               3,160          4,000
  Other borrowings                                                                        55,000         26,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         184,761        184,968
Accrued expenses payable                                                                   7,804         12,503
Other liabilities                                                                          1,461          2,417
Long-term borrowings                                                                      30,047         31,348
Subordinated debentures                                                                   30,928         20,619
                                                                                    ------------   ------------
     Total liabilities                                                                 1,181,392      1,165,180
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,834,744 shares issued and 5,787,463 outstanding as of
  December 31 2003, and 5,813,984 shares issued and 5,767,010
  outstanding at December 31, 2002                                                         1,453          1,453
Additional paid-in capital                                                                10,509          8,537
Retained earnings                                                                         80,260         70,819
Accumulated other comprehensive income/(loss)                                             (1,282)         3,937
Treasury stock, at cost                                                                     (918)          (866)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           90,022         83,880
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,271,414   $  1,249,060
                                                                                    ============   ============

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

                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                      For the Three Months and Twelve Months Ended December 31, 2003 and 2002
                                       (in thousands except for share data)
                                                    (Unaudited)

                                                          Three Months Ended            Twelve Months Ended
                                                             December 31,                  December 31,
                                                      ---------------------------   ---------------------------
                                                          2003           2002           2003           2002
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     11,408   $     12,123   $     46,861   $     49,083
                            Tax exempt                          77             56            280            181
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        11,485         12,179         47,141         49,264
Short-term investments                                          55             94            188            259
Securities:
 U.S. Treasury and government agency securities                133            315            593          1,392
 Mortgage-backed securities                                  2,254          2,780         10,353         11,605
 State and municipal securities                                586            405          2,061          1,607
 Other debt securities                                           0              0              0            208
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       14,513         15,773         60,336         64,335

INTEREST EXPENSE
----------------
Interest on deposits                                         3,170          4,236         14,079         17,091
Interest on short-term borrowings                              213            461          1,110          2,552
Interest on long-term debt                                     630            788          2,948          2,915
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    4,013          5,485         18,137         22,558
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         10,500         10,288         42,199         41,777
-------------------
Provision for loan losses                                      490            766          2,254          3,056
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,010          9,522         39,945         38,721
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       568            562          2,370          2,451
Service charges on deposit accounts                          1,724          1,795          6,860          6,717
Other income (net)                                           1,458          1,214          5,679          3,726
Net gains on sale of real estate mortgages held for sale       363            710          3,018          1,914
Net securities gains/(losses)                                  508              0            500             55
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,621          4,281         18,427         14,863

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               5,040          4,564         19,829         18,501
Occupancy and equipment expense                              1,210          1,305          4,982          4,657
Loss on extinguishment of debt                                 804              0            804              0
Other expense                                                3,291          2,848         12,064         11,540
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                10,345          8,717         37,679         34,698

INCOME BEFORE INCOME TAX EXPENSE                             4,286          5,086         20,693         18,886
--------------------------------
Income tax expense                                           1,276          1,754          6,828          6,520
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,010   $      3,332   $     13,865   $     12,366
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,829,072      5,813,984      5,819,916      5,813,984
BASIC EARNINGS PER COMMON SHARE                       $       0.52   $       0.57   $       2.38   $       2.13
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       6,046,778      5,954,589      6,001,449      5,958,386
DILUTED EARNINGS PER COMMON SHARE                     $       0.50   $       0.57   $       2.31   $       2.08
---------------------------------                     ============   ============   ============   ============